Exhibit 32.1

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), the undersigned officer of SusGlobal Energy Corp., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge and belief, that to my knowledge:

(1)

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date: November 14, 2019

/s/ Marc Hazout
Marc Hazout
Executive Chairman, President and
Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.